UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	March 19, 2007

                Bandag, Incorporated
(Exact name of registrant as specified in its charter)

Iowa	1-7007	42-0802143
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

   2905 North Highway 61, Muscatine, Iowa 52761-5886
(Address of principal executive offices, including zip code)

           (563) 262-1400
(Registrant's telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

        On March 19, 2007, Martin G. Carver, the Chairman of the Board, Chief Executive Officer and President of Bandag, Incorporated (“Bandag”), the Martin G. and Ruth A. Carver Foundation, a Delaware not-for-profit corporation (the “Foundation”), and Grip Acquisition Corporation, an Iowa corporation (“Grip Acquisition”), entered into a Joinder Agreement relating to that certain Voting Agreement dated December 5, 2006 (the “Voting Agreement”) between Mr. Carver and Grip Acquisition. Pursuant to the Voting Agreement, Mr. Carver has agreed to vote for and to grant irrevocable proxies to Grip Acquisition’s designees for the purpose of voting all of Mr. Carver’s shares in favor of that certain Agreement and Plan of Merger dated December 5, 2006 (the “Merger Agreement”) among Bandag, Grip Acquisition and Bridgestone Americas Holding, Inc., a Nevada corporation, and the transactions contemplated by the Merger Agreement, including the merger of Grip Acquisition with and into Bandag, and against, among other things, any proposal made in opposition to, or in competition or inconsistent with, the Merger Agreement or the proposed merger. The Voting Agreement also contains restrictions on the transfer of Mr. Carver’s shares unless Grip Acquisition consents to the transfer. Mr. Carver, the Foundation and Grip Acquisition entered into the Joinder Agreement in connection with Mr. Carver’s transfer of 200,000 shares of Bandag common stock to the Foundation. Grip Acquisition consented to the transfer of Mr. Carver’s shares, provided that the Foundation became a party to the Voting Agreement by entering into the Joinder Agreement.

        A copy of the Joinder Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

        The following exhibit is being filed with this Current Report on Form 8-K:

10.1 Joinder Agreement dated March 19, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDAG, INCORPORATED
(Registrant)
By: /s/ Warren W. Heidbreder
Warren W. Heidbreder
Vice President, Chief Financial Officer

Date:   March 23, 2007

BANDAG, INCORPORATED

Exhibit Index to Current Report on Form 8-K

Exhibit Number            Description

         10.1                       Joinder Agreement dated March 19, 2007.